Exhibit 10.3

GUARANTY AGREEMENT
(BUSINESS ENTITY)

This Guaranty Agreement (as amended, supplemented, replaced or otherwise modified, this “Guaranty”) is given by Mechanical Technology, Incorporated, a corporation having an address of 431 New Karner Road, Albany, New York 12205 (“Guarantor”) to FIRST NIAGARA BANK, N.A., a national banking association having a banking office at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, and one or more of its affiliates (“Lender”) in consideration of Lender now or hereafter (a) extending or agreeing to extend any credit or other financial accommodation to MTI Instruments, Inc., a corporation (“Borrower”) or (b) agreeing to any direct or indirect extension, renewal, refinancing or other modification or replacement of or waiving or forbearing from exercising any right or remedy relating to any obligation heretofore or hereafter arising or accruing as a result of any such credit or other financial accommodation, and for other valuable consideration, the receipt of which is acknowledged. Guarantor agrees as follows:

GUARANTY.

     Each Guarantor unconditionally guarantees, without any setoff or other deduction, the payment when due, whether by acceleration or lapse of time or otherwise, of the Obligations, as defined below, without any limitation as to amount. This Guaranty is a continuing, absolute, irrevocable and unconditional guaranty of payment and not of collection. “Obligations” means, collectively, all obligations of Borrower to Lender in any capacity for the payment of any money, however evidenced, regardless of kind, class or form, whether for the payment of any principal, interest, fee, charge, cost or expense or otherwise (including, without limitation, to the extent permitted by law, reasonable attorneys’ fees and legal expenses), now existing or hereafter arising or accruing, created directly or by any assignment or other transfer, direct or indirect, absolute or contingent, whether pursuant to any guaranty, endorsement or other assurance of payment or otherwise, whether related to foreign exchange obligations, treasury management services, Interest Rate Protection Agreements, whether similar or dissimilar or related or unrelated and whether or not arising or accrued subsequent to any commencement of or made, proved, voted or allowed as a claim in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, that have been heretofore or are hereafter incurred by, in any capacity and whether alone or otherwise, Borrower or, if Borrower is not an individual, any direct or indirect successor of Borrower or any direct or indirect transferee of all or substantially all of the assets of Borrower together with any amendments, extensions, renewals or increases thereof. “Interest Rate Protection Agreement” shall mean any agreement, device or arrangement designed to protect such Guarantor or Borrower from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, and any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     Each portion of the Obligations now or hereafter (i) paid or satisfied, or (ii) received, applied or retained by Lender and later recovered from Lender as a result of any claim (including, without limitation, any claim involving any allegation that any money constituted trust funds or that the receipt, application or retention of any payments or the grant, creation or perfection of any security interest or lien on any collateral constituted a preference or a fraudulent conveyance or transfer) shall be reinstated as part of the Obligations for purposes of this Guaranty as of the date it originally arose or accrued.

INDEMNIFICATION. Each Guarantor shall indemnify Lender on demand, without any limitation as to amount, against each liability, cost and expense (including, but not limited to, if Lender retains counsel for advice, litigation or any other purpose, reasonable attorneys’ fees and disbursements) now or hereafter imposed on, incurred by or asserted against Lender as a result of any claim arising out of this Guaranty.

EXPENSES. Each Guarantor shall pay to Lender on demand each cost and expense (including, but not limited to, if Lender retains counsel for advice, litigation or any other purpose, reasonable attorneys’ fees and disbursements) hereafter incurred by Lender in endeavoring to enforce any obligation of such Guarantor pursuant to this Guaranty or preserve or exercise any right or remedy of Lender pursuant to this Guaranty.

FURNISHING OF INFORMATION. Promptly upon the request of Lender, each Guarantor shall furnish to Lender all information requested by Lender and relating to any Guarantor or the business, operations, assets, affairs or condition of any Guarantor.

POSTPONEMENT OF SUBROGATION. Until (a) the final and indefeasible payment in full of (i) the Obligations, and (ii) each liability, cost and expense that any Guarantor is obligated to pay pursuant to this Guaranty and (b) the expiration or other termination of each commitment and other agreement of Lender to extend any credit or other financial accommodation to Borrower, no Guarantor shall assert any claim against Borrower or any other guarantor or commence or prosecute any action or other legal proceeding relating to or otherwise enforce any right of subrogation, indemnification, reimbursement or contribution, or any similar right, against Borrower or any other guarantor in connection with this Guaranty or any of the Obligations or any collateral therefore.

TERMINATION. This Guaranty shall remain in full force and effect until the Obligations have been indefeasibly paid in full and shall terminate as to such Guarantor only upon (a) the actual receipt by an officer of Lender at the chief executive office of Lender of a written notice of the termination of this Guaranty by such Guarantor, (b) the expiration of a reasonable period of time for Lender to act upon such written notice and (c) the final and indefeasible payment in full of (i) each portion of the Obligations (A) arising or accrued before such receipt of such written notice and the expiration of such period of time, (B) thereafter arising or accruing as a result of any credit or other financial accommodation theretofore committed or otherwise agreed to by Lender or (C) thereafter arising or accruing as a result of any of the Obligations described in clause (c)(i)(A) or (B) of this sentence (including, but not limited to, (I) all interest, fees, charges, costs and expenses thereafter arising or accruing with respect to any of the Obligations described in such clause (c)(i)(A) or (B) and (II) all of the Obligations thereafter arising or accruing as a result of any direct or indirect extension, renewal, refinancing or other modification or replacement of any of the Obligations described in such clause (c)(i)(A) or (B)), and (ii) each liability, cost and expense that such Guarantor is obligated to pay pursuant to this Guaranty.

REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to Lender that (a) the execution, delivery to Lender and performance of this Guaranty by any Guarantor (i) do not and will not violate applicable law, any judgment or order of any court, agency or other governmental body by which such Guarantor is bound or, any certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or other governing document of such Guarantor or any resolution or other action of record of any shareholders, members, directors or managers of such Guarantor, (ii) do not and will not violate or constitute any default under any agreement, instrument or other document by which such Guarantor is bound, (iii) are and will be in furtherance of the purposes and within the power and authority of such Guarantor and (iv) do not and will not require any authorization of, notice to or other act by or relating to any Person (including, but not limited to, any shareholder, member, director or manager of such Guarantor) that has not been duly obtained, given or done and is not in full force and effect and (b) this Guaranty is enforceable in accordance with its terms against each Guarantor.

CERTAIN CONSENTS AND WAIVERS.

     Consents. Any act, omission or other thing, whether now in existence or hereafter occurring shall not cause (i) this Guaranty to be modified or terminated as to any Guarantor, (ii) any obligation of any Guarantor pursuant to this Guaranty and no right or remedy of Lender pursuant to this Guaranty or arising or accruing as a result of this Guaranty to be impaired or otherwise adversely affected, and (iii) any right or remedy to be waived, by any act, omission or other thing, whether now in existence or hereafter occurring. Each Guarantor knowingly, voluntarily, intentionally and irrevocably consents, without any notice, and agrees that this Guaranty shall not be modified or terminated as to any Guarantor by, or no right or remedy shall be waived by, whether now in existence or hereafter occurring, (A) any direct or indirect extension, renewal, refinancing or other modification or replacement of, or any assignment or other transfer, compromise, cancellation, discharge, invalidity, impairment, unenforceability or change in any term or condition of, defense with respect to or grant of any participation in, any of the Obligations or any other obligation of Borrower or any Guarantor, or any other Person, (B) any acceptance of any individual, corporation, partnership, limited liability company, governmental body or other entity who or that is now or hereafter liable, whether directly or indirectly, for payment any obligations (each, an “Other Obligor”), (C) any taking, change in value, impairment or release of, collection or sale, lease or other disposition of or other realization upon or failure or delaying to call for, take any property as, hold, preserve, protect, insure or collect, sell, lease or otherwise dispose of or otherwise realize upon any collateral for the Obligations, (D) any failure or delaying to perfect, keep perfected or maintain the priority of any security interest in or other lien on any collateral for the Obligations, (E) any exercise or waiver of, failure or delaying to exercise, forbearance from exercising, or failure to give any notice prior to exercising, any right or remedy of Lender or any other Person relating to any of the Obligations or any collateral for the Obligations or against Borrower, any Guarantor, any Other Obligor or any other Person, (F) any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute with respect to Borrower or any Guarantor, Other Obligor or other Person, (G) any failure of Lender or any other Person to make, prove or vote any claim relating to any of the Obligations or any collateral therefore, or any failure of any such claim to be allowed, in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, (H) the Obligations being at any time or from time to time paid in full or reduced and then increased or exceeding any limitation as to amount set forth in Section 1 of this Guaranty, (I) any refusal or other failure of Lender or any other Person to grant any or any additional credit or other financial accommodation to Borrower or any Guarantor, Other Obligor or other Person or to provide to any Guarantor any or complete and accurate information relating to Borrower, any other Guarantor, Other Obligor or other Person, (J) any notice to Lender or any other Person from any Guarantor, Other Obligor or other Person not to grant any or any additional credit or other financial accommodation to Borrower or to take or not to take any other action, (K) the acceptance by Lender or any other Person of any writing intended by Borrower or any Guarantor, Other Obligor or other Person, but not by Lender, to create an accord and satisfaction with respect to any of the Obligations, (L) the manner or order of any collection or sale, lease or other disposition of or other realization upon any collateral for the Obligators, (M) the manner or order of application of any money applied in payment of any of the Obligations, (N) any change in the ownership, membership, location, business, name, identity or structure of Borrower or any Guarantor, Other Obligor or other Person, (O) the execution and delivery to Lender by Borrower or any Guarantor, Other Obligor or other Person of any agreement, instrument or other document providing any collateral for the obligations, (P) the surrender, exchange, termination, compromise or release of this Guaranty or any security held for the Obligations, whether by agreement or operation of law or otherwise or (Q) the surrender, exchange, acceptance or compromise or release by Lender of any other party, guarantor, guaranty or security held for the Obligations.

     Waivers. Each Guarantor knowingly, voluntarily, intentionally and irrevocably waives, without any notice, (i) the acceptance of this Guaranty by Lender, (ii) any demand upon or presentment or protest to Borrower or any Guarantor, Other Obligor or other Person, (iii) any exercise of any right or remedy of Lender or any other Person relating to any of the Obligations or any collateral therefore or against Borrower or any Guarantor, Other Obligor or other Person or (iv) any notice to Borrower or any Guarantor, Other Obligor or other Person of the acceptance of this Guaranty by Lender, any incurring or nonpayment of any of the Obligations, any occurrence or existence of any event or condition of default relating to any of the Obligations or any Collateral, any decrease in the value of any Collateral, any exercise of any right or remedy of Lender or any other Person relating to any of the Obligations or any Collateral or against Borrower or any Guarantor, Other Obligor or other Person, any action taken or not taken by Lender or any other Person or any other matter.

NOTICES AND OTHER COMMUNICATIONS. Each notice and other communication relating to this Guaranty shall be in writing, sent by mail or overnight courier service, and shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received upon the earlier of (a) the actual receipt thereof or (b) three days after being so deposited or accepted.

MISCELLANEOUS.

     Joint and Several Liability. If there is more than one Guarantor, (i) each of them shall be jointly and severally liable pursuant to this Guaranty, and (ii) this Guaranty shall be construed, interpreted and enforced, whether in any action or other legal proceeding or otherwise, as to each of them as though each of them had executed and delivered to Lender a separate agreement identical to this Guaranty.

     Right of Setoff. Without limiting its rights of setoff under New York law generally, upon and at any time and from time to time after any default in the payment when due, whether by acceleration or lapse of time or otherwise, of any of the Obligations or any occurrence or existence of any other event or condition of default relating to any of the Obligations, Lender shall have the right to place an administrative hold on, and set off against each obligation of any Guarantor pursuant to this Guaranty, any obligation of Lender or any other direct or indirect subsidiary of First Niagara Financial Group, Inc. (in any capacity) owing to any Guarantor, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or certificate of deposit or in any other manner. Such setoff shall become effective at the time Lender opts therefor even though evidence thereof is not entered in the records of Lender until later.

     Assignment or Grant of Participation. In conjunction with any assignment or other transfer of or grant of any participation in any of the Obligations by Lender, Lender shall have the right to assign or otherwise transfer or grant any participation in this Guaranty, any obligation of any Guarantor pursuant to this Guaranty or any right or remedy of Lender pursuant to this Guaranty or arising or accruing as a result of this Guaranty.

     Binding Effect. This Guaranty shall be binding upon each Guarantor and each direct or indirect legal representative, successor and assignee of any Guarantor and shall inure to the benefit of and be enforceable by Lender and each direct or indirect successor and assignee of Lender.

     Entire Agreement, Modifications and Waivers. This Guaranty contains the entire agreement between Lender and each Guarantor with respect to the subject matter of this Guaranty and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral, written or other agreement and representation heretofore made, by or on behalf of Lender with respect thereto. Notwithstanding the foregoing, this Guaranty does not supersede or replace any other guaranty or security granted to Lender by Guarantor or others. No action now or hereafter taken or not taken, no course of conduct now or hereafter pursued, accepted or acquiesced in, no oral, written or other agreement or representation made, and no agreement or representation hereafter made other than in writing, by or on behalf of Lender, shall modify or terminate this Guaranty, impair or otherwise adversely affect any obligation of any Guarantor pursuant to this Guaranty or any right or remedy of Lender pursuant to this Guaranty or arising or accruing as a result of this Guaranty or operate as a waiver of any such right or remedy. No modification of this Guaranty or waiver of any such right or remedy shall be effective unless made in a writing duly executed by Lender and specifically referring to such modification or waiver.

     Rights and Remedies Cumulative. All rights and remedies of Lender pursuant to this Guaranty or arising or accruing as a result of this Guaranty shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

     Exercise of Rights; Requests. Except as expressly provided in this Guaranty, each right and remedy of Lender pursuant to this Guaranty may be exercised (i) at any time and from time to time, (ii) in the sole discretion of Lender, (iii) without any notice or demand of any kind and (iv) whether or not any event or condition of default relating to any of the Obligations has occurred or existed, but Lender shall not be obligated to exercise any such right or remedy. Each request by Lender pursuant to this Guaranty may be made (A) at any time and from time to time, (B) in the sole discretion of Lender and (C) whether or not any Event of Default or any other event or condition of default relating to any of the Obligations has occurred or existed.

     Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     Governing Law. This Guaranty shall be governed by the internal law of the State of New York without regard to the law of any other jurisdiction.

     Headings. In this Guaranty, headings of sections are for convenience of reference only and have no substantive effect.

LEGAL PROCEEDINGS.

     JURISDICTION AND VENUE. EACH GUARANTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS GUARANTY, ANY OF THE OBLIGATIONS OR ANY COLLATERAL TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, AND (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO SUCH GUARANTOR AT THE LAST ADDRESS OF SUCH GUARANTOR SHOWN IN THE RECORDS RELATING TO THIS GUARANTY MAINTAINED BY LENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF.

     WAIVER OF JURY TRIAL. EACH GUARANTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT EACH GUARANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS GUARANTY, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL RELATED HERETO, (ii) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENT OR (iii) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS GUARANTY, OR ANY COLLATERAL RELATED HERETO. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

Dated: September 20, 2011

Mechanical Technology, Incorporated

By:	/s/Peng K. Lim

Its:	President, CEO & Chairman of the Board

WITNESS/ATTEST:

Print Name:

Rev. 11/16/2010

STATE OF NEW YORK		)
		)	SS:
COUNTY OF Albany	)

On the 20th day of September in the year 2011, before me, the undersigned, personally appeared ________________, known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/Jeuillie A. Keegan
Notary Public